Exhibit (7)(p)

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this  1st day of January 2015 (the “Agreement”) by and among Jefferson National Life Insurance Company of New York, organized under the laws of the State of New York (the “Company”), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the “Account” and collectively as the “Accounts”); First Eagle Variable Funds, (the “Fund”), a statutory trust organized under the laws of the State of Delaware, and FEF Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (the “Contracts”) to be offered by insurance companies that have entered into participation agreements substantially similar to this Agreement with the Fund and Distributor (the “Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain Contracts offered by the Company set forth on Schedule A; and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the “Designated Portfolios”) on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Distributor agree as follows:

ARTICLE I — SALE OF FUND SHARES

1.1                               The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value (“NAV”) (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund.  In accordance with Rule 22c-1 of the Investment Company Act of 1940 (“1940 Act”) and for purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:15 a.m. Eastern Time on the next following business day.  “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the “Commission” or the “SEC”).  The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2                               The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1.  Payment will be made in federal funds transmitted by wire.  Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3                               The Fund agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its agent of the request for redemption.  For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 9:15 a.m. Eastern Time on the next following Business Day.  Payment will be made in federal funds transmitted by wire to the Company’s account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company.  After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act.  The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.  If notification of redemption is received after 9:15 a.m. Eastern Time, payment for redeemed shares will be made on the next Business Day.  The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4                               The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable NAV per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio NAV pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the “Fund Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5                               The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts.  No shares of any Portfolio will be sold directly to the general public.

1.6                               The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.7                               Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or to any Account.  Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8                               The Fund will furnish (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio’s shares., as soon as reasonably practicable.  The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date NAVs.  The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash.  The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9                               The Fund will make the NAV per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the NAV per share is calculated and will use its best efforts to make such NAV per share available by 7:00 p.m. Eastern Time each Business Day.  If the Fund provides the Company materially incorrect NAV per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share.  Any material error in the calculation or reporting of NAV per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

1.10  NSCC.  If transactions in Fund shares are to be settled through the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, the following provisions shall apply:

(a)                                                    Pricing.  On each day that the New York Stock Exchange (“NYSE”) is open for business (“Business Day”), the Fund shall transmit to Company net asset value (“NAV”) information for each Portfolio calculated on such Business Day.  Fund shall provide such information via the NSCC Mutual Fund Profile System Phase II or by such other means as the parties may agree upon from time to time.  Notwithstanding the foregoing, in the event that such information cannot reasonably be provided through such means, Fund shall provide such information via fax transmission or other means as agreed upon by the parties.  Fund shall use its best efforts to provide such information by no later than 7:00 P.M. Eastern Time on such Business Day.

(b)                                                    Transmission of Instructions.

(1) For each Business Day, Company shall transmit to Fund instructions (the “Instructions”) received by the close of trading on the NYSE that day (the “Trade Date”) and after the close of trading on the NYSE on the immediately preceding Business Day.  Company shall transmit such Instructions without modification, except for netting and/or aggregation, via the NSCC’s Defined Contribution Clearing and Settlement (“DCC&S”) Fund/SERV system no later than 9:00 A.M. Eastern Time on the next Business Day (“Trade Date + 1”). Notwithstanding the foregoing, to the extent Instructions are not transmitted to Fund via the DCC&S Fund/SERV system, Company shall notify Fund, and such Instructions shall be either (i) transmitted via facsimile or (ii) resubmitted via the DCC&S Fund/SERV system by no later than 9:00 A.M. Eastern Time on Trade Date + 1.

(2) Instructions transmitted pursuant to Section b(1) will receive the NAV calculated on the Trade Date.

(3) Company represents and warrants that (i) Company’s internal control structure over the processing and transmission of Instructions is suitably designed to help prevent or detect on a timely basis Instructions received by close of trading on the NYSE on the Trade Date (“Close of Trading”) from being aggregated with Instructions received after the Close of Trading, and to minimize errors that could result in late transmission of Instructions to the Funds (“Internal Control Procedures”); (ii) Company will review annually the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy; and (iii) upon request by Distributor or Fund, Company will provide Distributor and Fund with a certification from Company that they are adequate as of the most recent annual review.

(c)                                                     Confirmations.  Fund shall confirm via the DCC&S Fund/SERV system no later than 11:00 A.M. Eastern Time on Trade Date + 1 acceptance or rejection of each Instruction transmitted by Company and received by Fund.  Any Instruction not expressly confirmed by Fund shall be deemed not to have been received by Fund.

(d)                                 Settlement.  Settlement of all Instructions accepted by Fund shall occur consistent with the requirements of the DCC&S Fund/SERV system.  Instructions accepted by Fund but not transmitted via the DCC&S Fund/SERV system shall be settled as follows:

(1)           With respect to purchases, Company shall initiate payment to Fund or its designated agent by federal funds wire no later than 3:00 P.M. Eastern Time on Trade Date + 1.

(2)           With respect to redemptions, Fund shall initiate payment to Company by federal funds wire no later than 3:00 P.M. Eastern Time on Trade Date + 1.

(e)                                  Account Activity.  Fund will transmit to Company via the DCC&S NETWORKING system those Networking activity files reflecting all account activity, including but not limited to closing account balance, purchases, redemptions, capital gains, dividends, price and share adjustment, for receipt by Company.  In the event that Fund cannot reasonably transmit such information via the DCC&S NETWORKING system, Fund shall transmit such information to Company via facsimile or other means as agreed upon by the parties.

(f)            Other Obligations.

(1) Each party agrees to perform its duties, functions and responsibilities hereunder pursuant to the rules, procedures and other requirements of the NSCC’s DCC&S Fund/SERV System and/or the DCC&S NETWORKING System, as applicable.

(2)   Each party shall notify each other party promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

2.1                               The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the “1933 Act”), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under Section 4240 of the New York Insurance Code and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable.  The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to affect the continuous offering of the Contracts or as may otherwise be required by applicable law.  The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2                               The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3                               The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4                               The Company represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Fund; provided that the Fund receives notice of such orders by 9:15 a.m. Eastern Time on the next Business Day or such later time as computed in accordance with Section 1.  The Company further represents and warrants that it will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.

2.5                               The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable federal law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold.  The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares.  The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.

2.6                               The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company.  If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing.  The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state.  The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts’ investments therein.  The Fund and the Distributor agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.7                               The Fund represents that its Board of Trustees (“Board”), a majority of whom are not “interested persons” of the Fund, have approved of the Fund’s Rule 12b-1 Plan to finance distribution expenses and that any changes to the Fund’s Rule 12b-1 Plans will be approved by a similarly constituted Board.

2.8                               The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9                               The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10                        The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority. (“FINRA”) and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

ARTICLE III — FUND COMPLIANCE

3.1                               The Fund and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. The Fund and the Distributor further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio, as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2                               The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3                               The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation.  The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future.  In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund or Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4                               The Fund or Distributor agree to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

ARTICLE IV — PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1                               The Fund will provide the Company with a current Portfolio prospectus and any supplements thereto for the Designated Portfolio(s) set in type at the Fund’s expense. The Fund will bear the cost of printing said prospectus for Contract owners at the time of Contract fulfillment and confirmation and for existing Contract owners.  The Company will bear the cost of printing and distributing the prospectus and other shareholder reports for prospective contract owners and distributing the prospectus to Contract owners.

4.2                               The Portfolio’s prospectus will state that the Statement of Additional Information (the “SAI”) for the Portfolio is available from the Company.  The Fund will provide, at their expense, a reasonable amount of copies of said SAI as necessary for distribution, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided.  The Fund will provide the copies of said SAI to the Company or to its mailing agent.  If requested by the Company, in lieu thereof, the Fund will provide the current SAI set in type at the Fund’s expense.  The Company will distribute the SAI as requested or required.

4.3                               The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require.  The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4                               If and to the extent required by law, the Company will:

(a)           solicit voting instructions from Contract owners;

(b)                                 vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

(c)                                  vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company’s Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners.

The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements.

4.5                               The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) and, if and when applicable, Section 16(b).  Further, the Fund will act in accordance with the Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE V — SALES MATERIAL AND OTHER PROMOTIONAL MATERIAL

5.1                               For purposes of this Article V, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any amendments or supplements to, or reprints or excerpts of, any of the above and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.

5.2                               The Company will furnish, or will cause to be furnished, to the Fund or the Distributor, each piece of sales literature and other promotional material in which the Fund is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Distributor, on behalf of the Fund, reasonably objects to such use within five (5) Business Days after receipt of such material.

5.3                               The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Distributor, except with permission of the Fund or the Distributor.  The Fund and the Distributor agree to respond to any request for approval on a prompt and timely basis.

5.4                               The Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature and other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.5                               The Fund and the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Company, except with permission of the Company.  The Company agrees to respond to any request for approval on a prompt and timely basis.

5.6                               The Distributor will provide to the Company at least one complete copy of all sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or FINRA.

5.7                               The Company will provide to the Distributor at least one complete copy of all solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Portfolios and the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or

FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and other promotional material that relate to or refer to the Fund will be provided).  In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.8                               The Fund and the Distributor hereby consent to the Company’s use of the names of the Fund and/or the Distributor as well as the names of the Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement.  The Company acknowledges and agrees that the Fund and Distributor and/or their affiliates own all right, title and interest in and to the name and covenants and agrees not, at any time, to challenge the rights of the Fund and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof.  The Fund and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund and the Distributor, subject to the Fund and/or the Distributor’s approval of such use and in accordance with reasonable requirements of the 1940 Act.  Such consent will terminate with the termination of this Agreement.  The Fund or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon the Fund or Distributor’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Fund or the Distributor (ii) if no investment company, or series or class of shares of any investment company distributed by Distributor continues to be offered through Contracts issued by the Company; provided however, that Fund or Distributor may, in either’s individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization.  The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund and/or the Distributor.

5.9                               The Fund, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.

ARTICLES VI — FEES, COSTS AND EXPENSES

6.1                               The Fund and the Distributor shall pay no fee or other compensation to the Company under this Agreement, except that, the Distributor may, to the extent permitted under the Fund’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act or as otherwise authorized by the Fund’s Board of Trustees, make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Distributor in writing, and such payments will be made out of existing fees otherwise payable to the Distributor, past profits of the Distributor, or other resources available to the Underwriter. No such payments shall be made directly by the Fund, provided that the Fund may separately agree to make payments to the Company or to the underwriter for the Contracts for certain transfer agency or other services.  Notwithstanding the previous two sentences, the Underwriter may also separately agree to make payments to the Company or to the underwriter for the Contracts for these transfer agency or other services.

6.2                               All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law.  The Fund will bear the expenses for the cost of registration and qualification of the Fund’s shares, including without limitation, the preparation of and filing all applicable forms with the SEC; and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Portfolio’s prospectus, SAI and registration statement, proxy materials and reports; typesetting the Portfolio’s prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Portfolio prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund’s shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article IV of this Agreement.

6.3                               Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

ARTICLE VII — INDEMNIFICATION

7.1                               Indemnification by the Company

(a)                                 The Company agrees to indemnify and hold harmless the Fund, the Distributor, and each person, if any, who controls or is associated with the Fund or the Distributor within the meaning of such term under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)                                 arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2)                                 arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(3)                                 arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

(4)                                 arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(5)                                 arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of any other material breach by the Company of this Agreement; except to the extent provided in Sections 7.1(b) and 7.4 hereof.  This indemnification will be in addition to any liability that the Company otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 7.1(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)                                  The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2                               Indemnification by the Distributor

(a)                                 The Distributor agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)                                 arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses or SAIs or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or persons under the control of the Distributor, respectively) or wrongful conduct of the Distributor, or persons under the control of the Adviser, the Distributor, respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

(2)                                 arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor, or persons under any of their control; or

(3)                                 arise as a result of any failure the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(4)                                 arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Distributor (including without limitation a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below); except to the extent provided in Sections 7.2(b) and 7.4 hereof.  This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 7.2(a) if such loss, claim, damage, liability, expense, action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)                                  The Indemnified Parties will promptly notify the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.3                               Indemnification by the Fund

(a)                                 The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(1)                                 arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of Fund shares; or

(2)                                 arise out of or as a result of statements or representations (other than statements or representations contained in the Fund registration statements, prospectuses or SAIs or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Trust or persons under the control of the Trust) or wrongful conduct of the Trust or persons under the control of the Trust, with respect to the sale or distribution of Trust shares; or

(3)                                 arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(4)                                 arise out of any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of any other material breach of this Agreement by the Fund (including without limitation a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

(5)                                 arise out of the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.

(c)                                  The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.4                               Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 7.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice.  In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof.  The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII.  The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

7.5                               Indemnification for Failure to Comply with Diversification Requirements

The Fund and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability.  Accordingly, without in any way limiting the effect of Sections 7.2(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or “toll charges” or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.  Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund and/or the Distributor under this Agreement.

ARTICLE VIII — APPLICABLE LAW

8.1                               This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

8.2                               This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE IX — TERMINATION

9.1                               This Agreement will terminate:

(a)                                 at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon 120 days advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)                                 at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c)                                  at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

(d)                                 at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, or any state securities or insurance department or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e)                                  at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund or the Distributor, by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund’s or Distributor’s ability to perform its obligations under this Agreement; or

(f)                                   at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

(g)                                  at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

(h)                                 at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement; or

(i)                                     at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(j)                                    at the option of the Fund or the Distributor, if the Fund or Distributor respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or the Distributor, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(k)                                 at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio’s shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio.

(1)                                 at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:  (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VI of this Agreement; or

(m)                             in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.

9.2                               Notice Requirement

(a)                                 No termination of this Agreement, except a termination under Section 10.1(m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

(b)                                 In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

9.3                               Effect of Termination

Notwithstanding any termination of this Agreement, the Fund and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 9.3 will not apply to any terminations under Article VI and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

9.4                               Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VII to indemnify other parties will survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE X — NOTICES

10.1                        Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Jefferson National Life Insurance Company of New York

10350 Orrmsby Park Place

Louisville, Kentucky 40223

Attn:  General Counsel

If to the Fund:

First Eagle Variable Funds

1345 Avenue of the Americas

New York, NY  10105

Attn: Mike Luzzatto

If to the Distributor:

First Eagle Funds Distributors, a division of ASB Securities, LLC

1345 Avenue of the Americas

New York, NY 10105

Attn: Mike Luzzatto

ARTICLE XI — MISCELLANEOUS

11.1                        All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

11.2                        Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform under this Agreement and sell the Contracts as if it were subject to all applicable portions of the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (“AML”) rules of self regulatory organizations, such as FINRA  Rule 3011, in all relevant respects.

11.3                        In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

11.4                        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.5                        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

11.6                        If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

11.7                        This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

11.8                        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

11.9                        The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

11.10                 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.11                 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

11.12                 The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:
Name:	Craig A. Hawley
Title:	General Counsel

FIRST EAGLE VARIABLE FUNDS

By:
Name:
Title:

FEF DISTRIBUTORS, LLC

By:
Name:
Title:

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of Jefferson National Life Insurance Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Trust shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account
JNL-2300-1-NY (and future variations)	Jefferson National Life of New York Annuity Account 1

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Trust.

First Eagle Overseas Variable Fund

PARTICIPATION AGREEMENT

SCHEDULE C

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

Name of Portfolio	12b-1 Fee
First Eagle Overseas Variable Fund	25	bps

In accordance with each Portfolio’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.

Please see the attached sheet for a list of services.